UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    October 25, 2016

Legacy Reserves LP
(Exact name of registrant as specified in its charter)

Delaware	1-33249	16-1751069
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

303 West Wall Street, Suite 1800 Midland, Texas (Address of principal executive offices)	79701 (Zip Code)

Registrant’s telephone number, including area code:   (432) 689-5200

NOT APPLICABLE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.
Second Lien Term Loan Credit Agreement
On October 25, 2016, Legacy Reserves LP (the “Partnership”) entered into a Term Loan Credit Agreement (the “Second Lien Term Loan Credit Agreement”) among the Partnership, as borrower, Cortland Capital Market Services LLC, as administrative agent and second lien collateral agent, and the lenders party thereto, providing for term loans up to an aggregate principal amount of $300.0 million (the “Second Lien Term Loans”). GSO Capital Partners L.P. (“GSO”) and certain funds and accounts managed, advised or sub-advised, by GSO are the initial lenders thereunder. The Second Lien Term Loans are secured on a second lien priority basis by the same collateral that secures the Partnership's Credit Agreement (as defined below) and are unconditionally guaranteed on a joint and several basis by the same wholly owned subsidiaries of the Partnership that are guarantors under the Partnership’s Credit Agreement.
The Partnership used the initial $60 million of gross loan proceeds from its Second Lien Term Loan to repay outstanding indebtedness and pay associated transaction expenses. Additional Second Lien Term Loans up to an aggregate amount of $240 million are available at the Partnership’s discretion for twelve months following the date of the Second Lien Term Loan Credit Agreement. The Second Lien Term Loans under the Second Lien Term Loan Credit Agreement will be issued with an upfront fee of 2% and bear interest at a rate of 12.00% per annum payable quarterly in cash or, prior to the 18 month anniversary of the Second Lien Term Loan Credit Agreement, the Partnership may elect to pay in kind up to 50% of the interest payable. The Second Lien Term Loans may be used for general corporate purposes and for the repayment of outstanding indebtedness, in any case as may be approved by the Partnership and GSO (or the Majority Lenders in the event that GSO and its managed, advised or sub-advised funds hold no Second Lien Term Loans). For the first 24 months following the effective date of the Second Lien Term Loan Credit Agreement, GSO may not assign more than 49% of the Second Lien Term Loans without the Partnership's consent. The Second Lien Term Loan Credit Agreement matures on August 31, 2021; provided that, if on July 1, 2020, the Partnership has greater than or equal to a face amount of $15,000,000 of the Senior Notes outstanding on the date the Second Lien Term Loan Credit Agreement was entered into (or any other senior notes with a maturity date that is earlier than August 31, 2021), the Second Lien Term Loan Credit Agreement will mature on August 1, 2020. The Second Lien Term Loan Credit Agreement contains customary prepayment provisions and make-whole premiums.
The Partnership will pay a quarterly fee of 0.250% on the average daily amount of the unused commitments under the Second Lien Term Loan Credit Agreement.
The Second Lien Term Loan Credit Agreement contains various covenants that limit our ability to:

•	incur indebtedness;

•	make certain loans, acquisitions, capital expenditures and investments;

•	make cash distributions;

•	enter into certain leases;

•	grant certain liens;

•	enter into certain hedging agreements;

•	merge, consolidate or allow any material change in the character of our business;

•	engage in certain asset dispositions, including a sale of all or substantially all of our assets; or

•	reinvest the proceeds of asset dispositions.

The Second Lien Term Loan Credit Agreement also contains covenants that, among other things, require us to maintain specified ratios or conditions as follows:

•
not permit, beginning with the fiscal quarter ending June 30, 2017, the ratio of the sum of (i) the net present value using NYMEX forward pricing, discounted at ten percent per annum, of the Partnership’s proved developed producing oil and gas properties (“PDP PV-10”), (ii) the net mark to market value of the Partnership’s swap agreements and (iii) the Partnership’s cash and cash equivalents to Secured Debt to be less than 1.0 to 1.0;

•
not permit, as of the last day of any fiscal quarter beginning with the fiscal quarter ending December 31, 2018, the Partnership’s ratio of Secured Debt as of such day to EBITDA for the four fiscal quarters then ending to be greater than 4.50 to 1.00;

•
within 60 days after the date of the Second Lien Term Loan Credit Agreement, enter into hedging transactions covering at least 75% of the projected oil and natural gas production from Proved Developed Producing Properties for each month until the two year anniversary of the Second Lien Term Loan Credit Agreement;

•
the Partnership is required to mortgage 95% of the total value of all of its Oil and Gas Properties set forth in the most recently evaluated Reserve Report and grant a mortgage on certain identified undeveloped acreage in the Permian Basin; and

•	require the Partnership to grant a perfected security interest in its cash and securities accounts, subject to certain customary exceptions.

EBITDA is defined as net income (loss) plus (i) interest expense, (ii) expense for income and income based taxes paid or accrued, (iii) depreciation, depletion, amortization, accretion and impairment, including without limitation, impairment of goodwill, (iv) reasonable transaction expenses and fees in connection with permitted financing, acquisition and divestiture activities, in an aggregate amount not to exceed $5,000,000 in any four fiscal quarter period, (v) minimum payments earned in excess of overriding royalty interests and (vi) any non-cash items associated with (a) mark to market accounting related to derivatives or investments, (b) equity compensation and/or (c) any gains or losses attributable to writeups or writedowns of assets, including ceiling test writedowns; less, all non-cash items increasing net income, all on a consolidated basis.
In connection with the Second Lien Term Loan Credit Agreement, GSO has been granted a right to participate in up to 50% of certain future debt and equity offerings of the Partnership prior to the maturity date of the Second Lien Term Loan Credit Agreement. Further, a customary intercreditor agreement was entered into by Wells Fargo Bank, National Association, as priority lien agent, and Cortland Capital Markets Services LLC, as junior lien agent and acknowledged and accepted by the Partnership and the subsidiary guarantors (the "Intercreditor Agreement"). If an event of default exists under the Second Lien Term Loan Credit Agreement, subject to the terms of the Intercreditor Agreement, the lenders will be able to accelerate the maturity of the Second Lien Term Loan Credit Agreement and exercise other rights and remedies.
All capitalized terms not defined herein have the meaning assigned to them in the Second Lien Term Loan Credit Agreement. The description of the Second Lien Term Loan Credit Agreement is qualified in its entirety by reference to the full text of the Second Lien Term Loan Credit Agreement, which is filed as Exhibit 10.1 and incorporated herein by reference.
Eighth Amendment to Credit Agreement
Effective October 25, 2016, the Partnership entered into an amendment (the “Eighth Amendment”) to its secured Third Amended and Restated Credit Agreement dated as of April 1, 2014, as amended, and filed on Form 8-K on April 2, 2014, (the “Credit Agreement”) with Wells Fargo Bank, National Association, as administrative agent

(the “Administrative Agent”) and certain other financial institutions party thereto as lenders. The Eighth Amendment amends certain provisions set forth in the Credit Agreement to, among other items:

•	permit the issuance and use of the Second Lien Term Loans pursuant to the Second Lien Term Loan Credit Agreement;

•	reduce the borrowing base from $630 million to $600 million;

•
not permit, as of the last day of any fiscal quarter beginning with the fiscal quarter ending December 31, 2018, the Partnership’s ratio of Secured Debt as of such day to EBITDA for the four fiscal quarters then ending to be greater than 4.50 to 1.00;

•	not permit, as of the last day of any fiscal quarter, the Partnership’s ratio of EBITDA for the four fiscal quarters then ending to Interest Expense for such period to be less than 2.00 to 1.00;

•
not permit, beginning with the fiscal quarter ending June 30, 2017, the ratio of the sum of (i) the PDP PV-10, (ii) the net mark to market value of the Partnership’s swap agreements and (iii) the Partnership’s cash and cash equivalents to Secured Debt to be less than 1.0 to 1.0;

•
increase the percentage of the total value of the Partnership’s Oil and Gas Properties required to be subject to a mortgage to 95% of the value or the most recently evaluated Reserve Report and grant a mortgage on certain identified undeveloped acreage in the Permian Basin;

•	require the Partnership to grant a perfected security interest in its cash and securities accounts, subject to certain customary exceptions; and

•	allow the Partnership to hedge on an unsecured basis with counterparties who (or whose credit support provider) have an issuer rating or whose long term senior unsecured debt rating of BBB-/Baa3.

All capitalized terms not defined herein have the meaning assigned to them in the Credit Agreement, as amended by the Eighth Amendment. The description of the Eighth Amendment is qualified in its entirety by reference to the full text of the Eighth Amendment, which is filed as Exhibit 10.2 and incorporated herein by reference.
Director Nomination Agreement
On October 25, 2016, Legacy Reserves GP, LLC, the general partner of the Partnership (the “General Partner”), entered into the Director Nomination Agreement (the “Director Nomination Agreement”), by and among the General Partner and GSO. Pursuant to the Director Nomination Agreement, the size of the Board of Directors of the General Partner (the “Board”) will be increased from eight (8) members to nine (9) members and the resulting vacancy will be filled with an individual designated by GSO to serve on the Board (the “Designated Director”).
D. Dwight Scott will serve as the initial Designated Director, subject to approval and appointment by the Nominating, Governance and Conflicts Committee and the Board. Mr. Scott is expected to serve as the Designated Director for an initial term that will expire at the 2017 annual meeting of the Partnership’s unitholders or upon his death, disability or resignation, whichever is earliest, and will be nominated to continue as the Designated Director unless GSO chooses a successor Designated Director.
Mr. Scott is Senior Managing Director of Blackstone Group L.P. and Head of GSO’s Energy business.
In the event of the resignation, death or removal (for cause or otherwise) of any Designated Director from the Board, GSO will have the right for the ensuing 90 days, or such longer period as agreed to by the Board, to designate a successor Designated Director to the Board to fill the resulting vacancy on the Board (and any applicable committee thereof), subject to certain qualification requirements specified in the Director Nomination Agreement.

The Director Nomination Agreement will terminate upon the earlier to occur of the Maturity Date of the Second Lien Term Loan Credit Agreement and the date on which there are no Second Lien Term Loans outstanding and all commitments under the Second Lien Term Loan Credit Agreement are terminated.
Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under “Second Lien Term Loan Credit Agreement” and “Eighth Amendment to Credit Agreement” in Item 1.01 is hereby incorporated by reference into this Item 2.03.
Item 9.01     Financial Statements and Exhibits.
(d)                                 Exhibits

Exhibit Number	Description
Exhibit 10.1	Term Loan Credit Agreement, among Legacy Reserves LP, as Borrower, Cortland Capital Market Services LLC, as Administrative Agent and the lenders party thereto, dated as of October 25, 2016.
Exhibit 10.2
Eighth Amendment to Third Amended and Restated Credit Agreement, dated October 25, 2016, among Legacy Reserves LP, as borrower, the guarantors named therein, Wells Fargo Bank, National Association, as administrative agent, and the lenders signatory thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LEGACY RESERVES LP

	By:	Legacy Reserves GP, LLC,
its general partner

Dated: October 28, 2016	By:	/s/ Dan G. LeRoy
Dan G. LeRoy
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 10.1	Term Loan Credit Agreement, among Legacy Reserves LP, as Borrower, Cortland Capital Market Services LLC, as Administrative Agent and the lenders party thereto, dated as of October 25, 2016.
Exhibit 10.2
Eighth Amendment to Third Amended and Restated Credit Agreement, dated October 25, 2016, among Legacy Reserves LP, as borrower, the guarantors named therein, Wells Fargo Bank, National Association, as administrative agent, and the lenders signatory thereto.

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